ASSET PURCHASE AGREEMENT

                                      among

                                PRO NOTES, INC.,
                                  ALAN COSTILO

                                       and

                           PRONOTES ACQUISITION CORP.





                             -----------------------

                                October __, 1996

                             ----------------------









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                                TABLE OF CONTENTS

                                                                            Page


I.         PURCHASE AND SALE OF ASSETS.........................................1

           1.1       Assets to be Transferred..................................1
           1.2       Excluded Assets...........................................3
           1.3       Liabilities to be Assumed.................................3
           1.4       Excluded Liabilities......................................4

II.        PURCHASE PRICE......................................................5

           2.1       Purchase Price............................................5
           2.2       Payment of Purchase Price.................................5
           2.3       Allocation of Purchase Price..............................7

III.       CLOSING.............................................................7

           3.1       Closing...................................................7

IV.        REPRESENTATIONS AND WARRANTIES OF SELLER
           AND COSTILO.........................................................8

           4.1       Organization; Standing; Authority.........................8
           4.2       Authorization; Conflicts..................................8
           4.3       Consents..................................................8
           4.4       Financial Statements......................................9
           4.5       Contracts.................................................9
           4.6       Acquired Receivables.....................................10
           4.7       Title to Property and Assets.............................10
           4.8       Intellectual Properties..................................10
           4.9       Compliance with Applicable Laws..........................11
           4.10      Absence of Certain Events................................11
           4.11      Employees................................................13
           4.12      Employee Relations.......................................13
           4.13      Suppliers and Customers, Etc.............................14
           4.14      Benefit Plans............................................14
           4.15      Inventory................................................15
           4.16      Insurance................................................15
           4.17      Environmental Matters....................................15
           4.18      Capital and Advertising Expenditures.....................16



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                                                                            Page


           4.19      Brokers..................................................16
           4.20      Litigation...............................................16
           4.21      Arrangements with IBM....................................16
           4.22      Bank Accounts; Powers of Attorney........................17
           4.23      Capital Stock............................................17
           4.24      Complete Business; Assets................................17
           4.25      Taxes....................................................17
           4.26      No Misrepresentation by Seller or Costilo; Disclosure....17

V.         REPRESENTATIONS AND WARRANTIES OF BUYER............................18

           5.1       Organization; Standing; Authority........................18
           5.2       Authorization; Conflicts.................................18
           5.3       Consents.................................................18
           5.4       No Misrepresentation.....................................18

VI.        CERTAIN AGREEMENTS OF SELLER, COSTILO AND BUYER....................19

           6.1       Expenses of Sale.........................................19
           6.2       Publicity................................................19
           6.3       Post-Closing Access......................................19
           6.4       Non-Competition, Non-Solicitation and Non-Disclosure.....20

VII.       CERTAIN EMPLOYEE MATTERS...........................................21

           7.1       Employment of Costilo....................................21
           7.2       Severance Obligations....................................21

VIII.      CLOSING DELIVERIES.................................................21

           8.1       Deliveries of Seller.....................................21
           8.2       Deliveries of Buyer......................................22

IX.        SURVIVAL AND INDEMNIFICATION.......................................23

           9.1       Survival of Representations and Warranties...............23
           9.2       Indemnification by Seller and Costilo....................23
           9.3       Indemnification by Buyer.................................23
           9.4       Notice and Defense of Third Party Claims.................24
           9.5       Right of Offset; Claims..................................24




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                                                                            Page


X.         MISCELLANEOUS......................................................25

           10.1      Certain Definitions......................................25
           10.2      Notices..................................................26
           10.3      Brokers..................................................27
           10.4      Entire Agreement.........................................27
           10.5      Waivers and Amendments; Preservation of Remedies.........27
           10.6      No Third-Party Beneficiaries.............................27
           10.7      Governing Law............................................27
           10.8      Bulk Transfer Laws.......................................27
           10.9      Binding Effect; Assignment; Parties in Interest..........28
           10.10     Counterparts.............................................28
           10.11     Further Assurances.......................................28
           10.12     Schedules................................................29
           10.13     Captions.................................................29
           10.14     Guarantee................................................29


SCHEDULES

SCHEDULE 1.1(g)                Assumed Contracts
SCHEDULE 1.4(a)                Seller's Existing Liabilities
SCHEDULE 2.3                   Purchase Price Allocation Procedures
SCHEDULE 4.1                   Foreign Qualifications
SCHEDULE 4.3                   Seller Consents
SCHEDULE 4.4                   Balance Sheet Items
SCHEDULE 4.5                   Contracts
SCHEDULE 4.6                   Acquired Receivables
SCHEDULE 4.7                   Real Property
SCHEDULE 4.8                   Intellectual Properties
SCHEDULE 4.9                   Compliance with Laws
SCHEDULE 4.10                  Absence of Certain Events
SCHEDULE 4.11                  Employees, Salaries and Severance Obligations
SCHEDULE 4.13                  Suppliers and Customers, Etc.
SCHEDULE 4.14                  Benefit Plans
SCHEDULE 4.16                  Insurance
SCHEDULE 4.17                  Environmental Matters
SCHEDULE 4.18                  Capital and Advertising Expenditures
SCHEDULE 4.20                  Litigation
SCHEDULE 4.21                  Certain IBM Matters
SCHEDULE 4.22                  Bank Accounts and Powers of Attorney



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                                                                            Page


SCHEDULE 4.23                  Capital Stock
SCHEDULE 4.25                  Certain Tax Matters
SCHEDULE 5.3                   Buyer Consents


EXHIBITS

EXHIBIT A                      Form of Employee Non-Disclosure Agreement
EXHIBIT B                      Form of Costilo Employment Agreement





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                            ASSET PURCHASE AGREEMENT


           ASSET PURCHASE AGREEMENT dated as of October __, 1996 among PRO NOTES, INC., a Pennsylvania corporation having offices at 1546 Magee Avenue, Philadelphia, Pennsylvania 19149 ("Seller"), ALAN COSTILO, an individual residing at 1544 Magee Avenue, Philadelphia, Pennsylvania 19149 ("Costilo"), and PRONOTES ACQUISITION CORP., a Pennsylvania corporation, with offices c/o Global Intellicom, Inc., 747 Third Avenue, New York, New York 10017 ("Buyer").


                              W I T N E S S E T H:


           WHEREAS, Seller is engaged in the business of developing, marketing, selling and distributing speech recognition computer software, including, without limitation, related developer's tools and voice command control applications (collectively, the "Business"); and

           WHEREAS, Seller wishes to sell, and Buyer wishes to purchase, all of the business and substantially all of the properties and assets of Seller, all upon the terms and subject to the conditions set forth in this Agreement; and

           WHEREAS, as a condition to consummating the transactions contemplated by this Agreement, Buyer has required that Costilo, as the owner of approximately 53% of the issued and outstanding shares of the capital stock of Seller as well as certain Intellectual Property (as defined in Section 1.1(f)) used in Seller's business or relating to the Business, join with Seller in making representations and warranties to Buyer concerning Seller and agree to various other matters with Buyer concerning the transactions contemplated hereunder, and, as the foregoing transactions and the transactions contemplated hereunder provide benefit to Costilo, Costilo is willing to make such representations, warranties and agreements;

           NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:


           I.        PURCHASE AND SALE OF ASSETS.

                      1.1 Assets to be Transferred. Upon the terms and subject to the conditions of this Agreement, Seller hereby sells, assigns, transfers and conveys to Buyer, and Buyer hereby purchases and accepts from Seller, all of Seller's right, title and interest in and to all of its assets and properties, real and personal, tangible and intangible, of every kind and wherever situated,



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except  as set  forth  in  Section  1.2  hereof  (collectively,  the  "Assets"), including, without limitation, the following:

                                 (a) all  interests  in real  property,  whether
owned or leased (including, without limitation, Seller's leasehold interest in the real property located at 1546 Magee Avenue, Philadelphia, Pennsylvania 19149), and the following rights relating to each such property: all tenements, rights, hereditaments, easements and appurtenances belonging or in any way appertaining thereto or to the reversion or remainder thereof, together with any buildings and improvements erected thereon and fixtures appurtenant thereto, and all right, title and interest in any rights-of-way, public places, appendages, alleys, gores and strips of land adjoining or appurtenant thereto which are now or hereafter used in connection therewith and awards made or to be made in lieu of any of the foregoing;

                                 (b) all  personal  property,  whether  owned or
leased, including, without limitation, machinery, equipment, furniture and furnishings, motor vehicles, maintenance and operating supplies, tools and spare parts, including, all accessions, accessories, additions, parts and replacements and, in each case, whether or not affixed to any of the foregoing;

                                 (c)   all   inventories,   including,   without
limitation, raw materials, work- in-process, finished goods, supplies, labels and sales and promotional materials and brochures;

                                 (d) all  trade  and  other  accounts  and notes
receivable, and all royalties, advertising receivables and all other amounts due Seller under all license, royalty and other similar agreements, in each case, unpaid at the time of the Closing (as defined in Section 3 hereof) (collectively, the "Acquired Receivables");

                                 (e) all  claims,  causes of action and  similar
rights, whether choate or inchoate, fixed or contingent, including, without limitation, unliquidated rights under manufacturers' and vendors' warranties;

                                 (f) all trademarks and trade names  (including,
without limitation, the trademark and/or trade name "Pro Notes" and any derivatives thereof), patents, copyrights, service marks, brand names, logos, characters, fictitious business names and other marks, know-how, recipes, processes, inventions, trade secrets, formulas, technical information, processed technology, plans, drawings, specifications and prints, computer software (including, without limitation, the source and object codes thereto) and all other proprietary rights and intangible property, including, in each case, all pending applications with respect thereto (collectively, "Intellectual Property"), as well as all Intellectual Property developed or owned by Costilo, whether or not developed on behalf of Seller and whether or not used in Seller's business or relating to the Business;

                                 (g) to  the  extent  not  included  in  Section
1.1(d) hereof, all rights under all contracts, agreements (including, without limitation, license, royalty and other similar



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agreements),  understandings,  open sales and purchase  orders and  commitments, supply contracts, bids, leases, rental agreements and licenses, whether oral or written, indicated on Schedule 1.1(g) as being assumed by Buyer hereunder (collectively, the "Assumed Contracts");

                                 (h) all  certificates  of  occupancy  and other
licenses, permits and authorizations of governmental agencies and authorities to the extent assignable and transferable;

                                 (i)  all  books,   records,   files,   computer
programs and software, data storage and retrieval systems, financial and other records, whether or not incorporated with the records of a third party, including, without limitation, all customer, distributor, dealer, and supplier lists, written specifications and work standards;

                                 (j) all other assets,  properties and rights of
any kind or nature whatsoever; and

                                 (k) all proceeds and products of any and all of
the foregoing items.

                      1.2 Excluded Assets. There shall be excluded from the Assets to be transferred to Buyer hereunder the following assets of Sellers (the "Excluded Assets"):

                                 (a) all of Sellers'  prepaid  income  taxes and
deferred tax assets;

                                 (b) all of Seller's cash and cash  equivalents,
including, without limitation, the consideration delivered to Seller pursuant to this Agreement for the Assets delivered to Buyer hereunder;

                                 (c) the certificate of incorporation, corporate
seal, minute books, stock books and other corporate records relating exclusively to the corporate organization and capitalization of Seller;

                                 (d) all  Contracts  (as  defined in Section 4.5
hereof) other than the Assumed Contracts;

                                 (e)  all  of  Seller's   respective   insurance
policies; and

                                 (f) all of Seller's tax records.

                      1.3 Liabilities to be Assumed. Upon the terms and subject to the conditions of this Agreement, Buyer hereby assumes, and shall hereafter pay, satisfy and discharge the following (and only the following) liabilities and obligations of Seller to the extent the same exists on the date hereof (individually, an "Assumed Liability" and, collectively, the "Assumed Liabilities"):




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                                 (a)  Seller's  liability to Jack Land and Larry
Fox (collectively, the "Finders") in the aggregate amount of $160,000 for finders fees (the "Assumed Finders Fee") incurred in connection with the transactions contemplated by this Agreement (originally in the amount of $200,000, of which Buyer is contemporaneously herewith paying $40,000 to the Finders), which Assumed Finders Fee shall be paid by Buyer to the Finders, subject to the limitations and other provisions of Section 2.2(d)(ii), in twelve
(12) consecutive equal quarterly installments in the amount of $13,333.33 on January 15, April 15, July 15, and October 15, of each year, commencing on January 15, 1997 (each, a "Finders Fee Installment"); and

                                 (b) all  liabilities  and obligations of Seller
under the Assumed Contracts; provided, however, that Buyer is not assuming any payment obligations under any of the Assumed Contracts existing as of the Closing Date.

                      1.4 Excluded Liabilities. Buyer shall not assume or take title to the Assets subject to, or in any way be liable or responsible for, any liability or obligation of Seller which is not an Assumed Liability (whether or not referred to in any Exhibit or Schedule hereto) (each, an "Excluded Liability" and, collectively, the "Excluded Liabilities"), including, without limitation, the following:

                                 (a)  any  of  Seller's  liabilities,  including
without limitation, accounts payable (a true, accurate and complete list of which liabilities of Seller as of the Closing Date is set forth on Schedule 1.4(a) hereto).

                                 (b) any  liability or  obligation of Seller for
any product liability;

                                 (c) any  liability or other  obligation  of any
Seller arising out of (i) any Environmental Claim (as defined in Section 10.1 hereof), (ii) any incomplete, incorrect, expired or missing license, registration or other permit required under any Environmental Law (as defined in Section 10.1 hereof) or other applicable Law (as defined in Section 4.9 hereof), or (iii) any violation of any applicable Law, in any such case respecting any act, omission, condition, circumstance or other event occurring or existing on or before the date hereof and relating in any way to (A) any of the Assets, (B) any other aspect of the Business, (C) the import, procurement, storage, manufacture, use, shipment, sale or disposal of any product or Environmental Substance (as defined in Section 10.1 hereof), or (D) any conduct of Seller or any of its Affiliates (as defined in Section 10.1 hereof), employees, officers, directors, shareholders, agents and other representatives;

                                 (d) any liability or other  obligation  for any
action, suit, investigation or proceeding at law, in equity, in arbitration or by or before any authority threatened, pending, decided or settled, whether prior to or after the Closing Date, involving or affecting Seller, the Business or any Asset, whether or not disclosed;




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                                 (e) any liability or other obligation of Seller
or any of its Affiliates in respect of any Plan (as defined in Section 4.15 hereof);

                                 (f) any liability or other obligation of Seller
for any foreign, federal, state, county or local taxes of any kind or nature, or any interest or penalties thereon, accrued for, applicable to or arising from any period, whether prior to or after the Closing Date, or relating to the sale of the Assets hereunder;

                                 (g) any  liability or other  obligation to make
any payment to any employee of Seller or any of its Affiliates, whether relating to salary, wages, commissions, benefits, severance, accrued vacation or any other amounts and whether required under any agreement, applicable Law or otherwise;

                                 (h) any liability or other obligation of Seller
to present or past officers, directors (acting in such capacity) or shareholders of Seller or any of its Affiliates;

                                 (i) any liability or obligation of Seller under
any Contract other than the Assumed Contracts;

                                 (j) except as  provided  in Section 1.3 hereof,
any liability or other obligation (including, without limitation, claims not covered by insurance and claims to the extent they exceed applicable insurance policy limits) relating to the operation of the Business prior to the date hereof; and

                                 (k) any liability or other obligation of Seller
for legal, accounting or other professional fees and disbursements of such professionals in connection with the transactions contemplated by this Agreement.


           II.        PURCHASE PRICE

                      2.1 Purchase Price. The aggregate purchase price for the Assets (the "Purchase Price") shall be $325,000, plus the amount of any Earn-Out Payments (as defined in Section 2.2(d) hereof) to which Seller may hereafter become entitled, all payable as provided in Section 2.2 hereof, plus the assumption by Buyer of the Assumed Liabilities.

                      2.2 Payment of Purchase Price. In consideration for the transfer of the Assets in accordance with the terms and conditions of this Agreement, Buyer is paying to Seller the Purchase Price as follows:

                                 (a)     $188,426.01    is    being    delivered
contemporaneously herewith to Heller, Kapustin Gershman & Vogel, counsel to Seller and Costilo, as escrow agent ("HKG&V"), by wire transfer of immediately available funds, to be held by HKG&V in escrow and out of



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which (i) Seller is immediately  repaying to Global  Intellicom,  Inc., a Nevada corporation  of  which  Buyer  is  a  wholly-owned  subsidiary  ("Global"),  the
aggregate  sum  of  $10,170,   representing  the  principal  amount  of  $10,000
previously loaned by Global to Seller pursuant to a Promissory Note dated August 12, 1996 (the "Working Capital Loan"), plus accrued interest through and including the date hereof in the amount of $170, (ii) $99,149.67 is to be disbursed by HKG&V following the Closing in accordance with the irrevocable disbursement instructions being delivered by Seller to HKG&V at the Closing and described in Section 8(j) hereof, and (iii) the balance is to be disbursed by HKG&V hereafter as instructed from time to time by Seller.

                                 (b) Contemporaneously  herewith,  (i) $3,074.63
is being paid by Buyer directly to the Pennsylvania Department of Revenue in satisfaction of Seller's outstanding obligation for employee withholding taxes,
(ii) $3,635.41 is being paid by Buyer directly to the Pennsylvania Unemployment Compensation Fund in satisfaction of Seller's outstanding obligation for employee unemployment insurance taxes and (iii) $4,863.95 is being paid by Buyer directly to the City of Philadelphia in satisfaction of Seller's outstanding obligation for City of Philadelphia wage taxes.

                                 (c)  $125,000  shall be paid by Buyer to Seller
in four (4) consecutive equal quarterly installments in the amount of $31,500 on January 15, 1997, April 15, 1997, July 15, 1997 and October 15, 1997; and

                                 (d) (i) Subject to the provisions  contained in
clauses (ii) and (iii) below, Seller shall also be entitled to receive from Buyer an amount (the "Earn-Out Amount") equal to 3% of the gross sales of Products (as defined in Section 10.1) by Buyer or any of its affiliates to an unaffiliated third party purchaser during the five-year period following the Closing Date (the "Earn-Out Period"). The Earn-Out Amount shall be paid by Buyer to Seller within 45 days following the last day of each calendar quarter in each year (except for the quarter ending December 31, which shall be paid within 90 days), commencing with the quarter ending December 31, 1996, with respect to sales occurring during the then most recently ended calendar quarter (the "Earn-Out Payments"), and be accompanied by a statement setting forth Buyer's calculation of the amount of the Earn-Out Payment; provided that the initial Earn-Out Payment shall be made with respect to the period from the Closing Date through December 31, 1996. In the event that Seller does not notify Buyer within ten (10) days of its receipt of such statement that it objects to the computation of the amount of the Earn-Out Payment set forth therein, the statement shall be binding and conclusive for the purposes of this Agreement. Seller shall have reasonable access to Buyer's books and records during regular business hours to verify Buyer's computation of the amount of the Earn-Out Payment.

                                            (ii)  Notwithstanding the provisions
of Sections 1.3(b) and 2.2(d)(i) above, each Earn-Out Payment and each Finders Fee Installment shall only be payable to Seller to the extent of Buyer's then aggregate cumulative net earnings before interest and taxes as measured during the period from the Closing Date through the date of determination ("Available EBIT"). In addition, each Earn-Out Payment due Seller and each Incentive Compensation Payment (as



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defined in the  Employment  Agreement  (as defined in Section  7.1)) due Costilo with respect to any calendar quarter shall be paid by Buyer and deducted from the amount of Available EBIT before the payment of any Finders Fee Installment due to the Finders. Notwithstanding the first sentence of this clause (ii), in the event that, with respect to any calendar quarter hereafter, the aggregate amount of (A) the Earn-Out Payment due Employee plus (B) the Incentive Compensation Payment due Costilo (the sum of (A) plus (B), the "Contingent Payment Amount") exceeds the amount of Available EBIT, the Earn-Out Payment shall only then be paid to Seller to the extent of such amount equal to the product of (I) the full amount of the Earn-Out Payment then due Seller and (II) a fraction, the numerator of which shall be the amount of Available EBIT and the denominator of which shall be the Contingent Payment Amount. The amount of any Earn-Out Payment to which Seller shall become entitled and the amount of any Finders Fee Installment payable to the Finders, but which is not paid to Seller or the Finders, as the case may be, due to insufficient Available EBIT (collectively, the "Deferred Amount"), shall accrue and be deferred, in whole or in part, into each subsequent calendar quarter, including, if necessary, beyond the Earn-Out Period, until such time as Buyer has sufficient Available EBIT; provided, however, that in no event shall the Deferred Amount be deferred beyond October 15, 2006, at which time any remaining unpaid portion of the Deferred Amount shall be forfeited by Seller, to the extent of the deferred portion of any Earn-Out Payments, and shall no longer constitute an Assumed Liability or be an obligation of Buyer, to the extent of the deferred portion, if any, of the Assumed Finders Fee.

                                            (iii)  Seller  shall be  entitled to
receive minimum aggregate Earn-Out Payments with respect to the Earn-Out Period in an amount equal to $195,000 (the "Guaranteed Minimum Earn-Out Amount"). In the event that the aggregate amount of the Earn-Out Payments to which Seller shall become entitled is less than the Guaranteed Minimum Earn-Out Amount, Buyer shall pay to Seller the amount of such deficiency (the "Earn-Out Deficiency Amount") within 45 days following the end of the next ending calendar quarter (except for the quarter ending December 31, which shall be paid within 90 days) following the end of the Earn-Out Period. In addition, in the event that the sum of (I) $525,000, plus (II) the aggregate amount of all Earn-Out Payments to which Seller shall have become entitled with respect to the Earn-Out Period (collectively referred to as the "Buyer Payments") is less than $1,950,000, Seller shall continue to receive, and Buyer shall continue to pay to Seller, Earn-Out Payments for an additional period, not to exceed five (5) years, until such time as the aggregate amount of all of the Buyer Payments reaches $1,950,000. Any such additional Earn-Out Payments shall be payable at such times, and subject to Buyer having sufficient Available EBIT, as Earn-Out Payments are to made to Seller during the Earn-Out Period in accordance with the provisions of clause (ii) above.

                      2.3 Allocation of Purchase Price. The Purchase Price shall be allocated among the Assets in accordance with Schedule 2.3. Seller and Buyer agree to report, pursuant to Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"), an allocation of the Purchase Price in accordance with
Schedule 2.3 and agree to act in accordance therewith in the preparation and filing of all income tax returns.



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           III.       CLOSING

                      3.1 Closing. The closing of the purchase and sale of the Assets and the assumption of the Assumed Liabilities (the "Closing") shall take place at the offices of Parker Chapin Flattau & Klimpl, 1211 Avenue of the Americas, New York, New York 10036 at 10:00 A.M. on the date hereof (the "Closing Date").

           IV.        REPRESENTATIONS AND WARRANTIES OF SELLER AND COSTILO

                      To induce Buyer to enter into this Agreement and the other documents and instruments contemplated hereby, to purchase the Assets and to assume the Assumed Liabilities, Seller and Costilo hereby, jointly and severally, represent and warrant to Buyer as follows:

                      4.1 Organization; Standing; Authority. Seller is a corporation presently subsisting under the laws of the Commonwealth of Pennsylvania and has full power and authority to carry on its business, and to own, lease and operate its properties and assets, including, without limitation, the Assets. Seller is duly qualified as a foreign corporation to transact business in all jurisdictions where such qualification is necessary, a list of which jurisdictions is set forth on Schedule 4.1 hereto. Seller has full power and authority, and Costilo has full power and legal capacity, to enter into this Agreement and the other documents and instruments contemplated hereby to which it or he are party or parties (all such documents and instruments being sometimes collectively referred to herein as the "Purchase Documents"), to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

                      4.2 Authorization; Conflicts. The execution and delivery of this Agreement by Seller and Costilo and the other Purchase Documents to which each of them is a party, the performance by each of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby (a) have been duly authorized by all necessary corporate and other action, (b) will not conflict with, or result in a violation of, or a default under (i) the certificate of incorporation, by-laws or other governing documents of Seller or (ii) any contract, mortgage, indenture, lease, agreement, instrument, permit, conversion, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Seller or Costilo or their respective properties and assets, or (c) create or result in any Lien (as defined in Section 10.1 hereof) on any of their respective properties or assets, including, without limitation, the Assets. This Agreement constitutes, and each other Purchase Document will, when executed, constitute, a legal, valid and binding obligation of Seller and Costilo, as the case may be, enforceable against each of them in accordance with its terms.

                      4.3 Consents. Except as set forth on Schedule 4.3, no consent, license, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other person is required as a condition to or otherwise in connection with the execution, delivery and performance by Seller or Costilo of this Agreement, the other Purchase Documents, the transactions contemplated hereby and thereby or the legality, validity, binding effect or enforceability hereof or thereof.

                      4.4 Financial Statements.

                                 (a) Financials.  Seller's most recent financial
projections delivered to Buyer and Global are reasonable and neither Seller nor Costilo knows of any currently existing facts or circumstances that could reasonably be expected to result in an inability by Buyer to achieve any of such financial projections following the Closing.

                                 (b) Absence of Undisclosed  Liabilities.  Since
December 31, 1995, Seller has not incurred any liabilities or obligations other than in the ordinary course of business. Each of such liabilities and obligations is set forth on Schedule 4.4.

                      4.5 Contracts. Schedule 4.5 sets forth a complete and correct list of all aterial oral and written contracts, agreements, understandings, arrangements, purchase orders, sales orders, supply contracts, bids, leases, rental arrangements and licenses to which Seller is a party or by which Seller or the Assets may be bound, complete and correct copies of which (including all amendments thereto) have been delivered to Buyer (collectively, the "Contracts"), including, without limitation, the following: (a) contracts with any current or former officer, director, employee, consultant or shareholder, (b) contracts with any labor union or organization or other organization representing any employee, (c) contracts for the sale of materials, supplies, equipment, merchandise or services, (d) contracts for the purchase or acquisition of materials, supplies, equipment, merchandise or services, (e) licenses, royalty agreements or similar agreements (indicating on such schedule whether Seller is the licensor or licensee thereunder), (f) warehousing, distributorship, representative, management, marketing, sales agency, printing or advertising contracts, (g) contracts for the sale of any of the Assets or for the grant to any person of any preferential rights to purchase any of the Assets, (h) joint venture contracts, (i) contracts under which Seller agrees to indemnify any party, to guarantee or otherwise be responsible for the obligations of any other party, to share the tax liability of any party or to refrain from competing with any party, (j) loan and credit agreements, mortgages, indentures, security agreements and other agreements relating to the borrowing of money or representing deferred purchase price, (k) all agreements, arrangements, commitments and understandings of any kind or nature with any government, its agencies or departments, (l) contracts under which any current or previous employee of Seller has agreed to refrain from competing with Seller or disclosing any confidential or proprietary information concerning Seller or the Business, or (m) any other contracts relating to the Business whether or not made in the ordinary course of business. All Contracts are valid, binding, enforceable and in full force and effect. Seller is not in default, no notice of a default has been received by Seller, and there exists no condition or event which, with notice or lapse of time or both, would constitute a default by Seller, under or with respect to any of such Contracts. No other party to any of the Contracts is in default under any of the Contracts, and there exists no condition or event which, with notice or lapse of time or both, would constitute a default by any other party to any such Contract. Except as set forth on Schedule 4.5, each of the Contracts may be assigned to Buyer without the consent of any person.

                      4.6 Acquired Receivables. Schedule 4.6 sets forth a complete and correct list and aging by month of each Acquired Receivable. Each Acquired Receivable arose in the ordinary course of business in a bona fide arm's-length transaction, has been reflected on Seller's books and records in accordance with generally accepted accounting principles consistently applied, and is represented by a written invoice or other written document that: (a) is legal, valid, binding and enforceable against the obligor in accordance with its terms and provisions, (b) does not violate or conflict with any provision of applicable Law, (c) has not been amended or modified in any respect, (d) reflects all agreements and understandings with the obligor thereof, and (e) is assignable to Buyer without the consent of the obligor.

                      4.7 Title to Property and Assets. Schedule 4.7 sets forth a complete and rect list of the real property owned or leased by each Seller. Seller has good and marketable title to such property in fee simple absolute (except for leasehold interests, in which event Seller has a valid leasehold interest), free and clear of all Liens except Permitted Liens (as defined in
Section 10.1 hereto). Seller has good and marketable title to all of its other Assets, free and clear of all Liens. The Assets being transferred to Buyer pursuant to this Agreement and the other Purchase Documents constitute all of the assets and properties necessary to the operation of the Business. No person or entity has any rights in any of the Assets that could have an adverse effect upon, or otherwise interfere with the continued use of, any of the Assets by Buyer following the Closing.

                      4.8 Intellectual Properties.

                                 (a)   Schedule  4.8  contains  a  complete  and
accurate list of each item of Intellectual Property licensed to, owned or otherwise used at any time by Seller and all Intellectual Property developed or owned by Costilo, whether or not developed on behalf of Seller and whether or not used in Seller's business or relating to the Business. Except as set forth on Schedule 4.8, each item of Intellectual Property (i) has been maintained and used in accordance with all applicable Laws, (ii) is assignable to Buyer in accordance with the terms and provisions hereof and thereof, and (iii) to the best knowledge of Seller and Costilo, is not and has not been infringed in any way by any other person.

                                 (b) No item of Intellectual  Property infringes
any trademark, service mark, trade name, copyright or patent (or similar right) of others in any jurisdiction and either Seller or Costilo has all right and authority to use each item of Intellectual Property, whether in Seller's business or otherwise. Neither Seller nor Costilo has received any notification from any person that the use of any item of Intellectual Property by Seller, Costilo or anyone claiming any right from Seller or Costilo to use any item of Intellectual Property infringes the rights of any third party.

                                 (c) Except as set forth on the schedule to this
Section, all technical information, procedures, processes, trade secrets, formulae, methods, practices, techniques, information, bills of parts, diagrams, drawings, specifications, blueprints, lists of materials, labor and general costs, production manuals and data relating to the design, manufacture, production, inspection and testing of products (collectively, the "Know-How") developed, sold or used by Seller is owned by Seller, may be utilized by Seller without the consent or license of any third party, is free and clear of all liens and Seller does not pay royalties to any third party in respect of the use by it of the Know-How. Seller has not received any notification of infringement by it or other adverse claim with regard to any Know-How used by it. No Know-How used by Seller infringes upon or otherwise violates any rights of others.

                                 (d) Each current and former  employee of Seller
has assigned to Seller all of such employee's rights to, and benefits to be derived from, each item of Intellectual Property and Know-How developed by such employee while employed by Seller.

                      4.9 Compliance with Applicable  Laws.  Except as set forth on Schedule 4.9, Seller and its operation of the Business is in material compliance with and conforms in all material respects to (a) all applicable judgments, orders, injunctions, awards and decrees, and (b) all foreign, federal, state and local laws, statutes, ordinances, codes, rules and regulations and all other requirements of governmental bodies, courts and arbitrators (collectively, "Laws") that are applicable to Seller, the Business or the Assets (including, without limitation, the Federal Occupational Safety and Health Act of 1970, as amended, and the rules and regulations issued thereunder). Except as set forth on Schedule 4.9, Seller has remedied or caused to be remedied in all respects all violations of any such Laws of which Seller or Costilo has knowledge. Schedule 4.9 sets forth a list of all certificates of occupancy and other permits, licenses, authorizations, consents and approvals of governmental agencies and authorities necessary or desirable for the conduct of the Business. All such certificates of occupancy, and other permits, licenses, authorizations, consents and approvals are in full force and effect, are assignable to Buyer without the consent of any person and, except as set forth on Schedule 4.9, no notice has been served upon Seller (other than a notice subsequently withdrawn or with regard to a violation subsequently cured) from any governmental authority or other person claiming, nor does there currently exist, any violation of any applicable Law in connection with any of such activities.

                      4.10  Absence  of Certain  Events.  Except as set forth on
Schedule 4.10, since December 31, 1995, Seller has not:

                                 (a) incurred any  obligations  or  liabilities,
whether direct or contingent, or made any guarantees, endorsements or other assumptions of liabilities other than in the ordinary course of business (which, in no event, has included liabilities for borrowed money or extensions of credit);

                                 (b) mortgaged, pledged or subjected to any Lien
any of its properties or assets, tangible or intangible (including, without limitation, the Assets);

                                 (c)  acquired  or  disposed  of any  assets  or
properties, or, except in connection with the transactions contemplated by this Agreement and the other Purchase Documents, entered into any agreement or other arrangement for any such acquisition or disposition, other than in the ordinary course of business;

                                 (d)  forgiven  or  canceled  debts or claims or
waived any rights of material value;

                                 (e)  conducted its business or entered into any
transaction, other than in the ordinary course of business;

                                 (f) granted any rights or licenses under any of
its Intellectual Properties or entered into any licensing or distributorship arrangements with respect thereto;

                                 (g)  entered  into or  amended  any  employment
agreement, entered into any agreement with any labor union or association representing any employees or entered into or amended any Plan;

                                 (h) made any wage or salary  increase,  or paid
any bonuses or any dividends, or made any increase in any other direct or indirect compensation, for or to any director, officer or employee of Seller;

                                 (i) made any change in any accounting principle
or method of election for federal income tax purposes used by it;

                                 (j) prepaid any of its  obligations,  except in
the ordinary course of business;

                                 (k) made any material  change in any assumption
underlying any method of calculation of bad debts, contingencies or other reserves from those reflected in Seller's financial statements;

                                 (l)  written  down the  value of any  inventory
having an aggregate value in excess of $1,000 or written off as uncollectible any trade, account or note receivable on any amount due to Seller under any license, royalty or other similar agreement having a value, individually or in the aggregate, in excess of $1,000;

                                 (m) made any change in any material  respect in
the business policies or practices of Seller or suffered any other event which had or may have the effect of materially impairing the business relationship of Seller with, and the goodwill of, any of its customers, suppliers or licensees; or

                                 (n) entered into any  agreement or committed to
take any action set forth in subsections (a) through (m) of this Section 4.10.

                      4.11 Employees. Schedule 4.11 sets forth a complete and correct list of the mes of all employees of Seller and, for each such employee, the total compensation rate (annual or hourly), years or other period of service and each wage or salary increase or bonus paid to such employee since January 1, 1995. Schedule 4.11 also sets forth, for each such employee, the (a) number of sick days and personal days to which the employee was entitled, on an annual basis, immediately prior to such employee's termination on the Closing Date and the number of sick days and personal days used by such employee during the annual period in which such termination occurred, and (b) salaries, wages, commissions, benefits, severance payments ("Severance Payments"), accrued vacation pay and/or any other amounts that were payable to such employee on the Closing Date, whether relating to the termination or alleged termination of such employee's employment by reason of the transfer of the Assets, the consummation of the transactions contemplated by this Agreement and the other Purchase Documents or otherwise (collectively, "Termination Amounts"). Schedule 4.11 also sets forth all such payments made to any former employees of Seller terminated since December 31, 1995. To the best knowledge of Seller and Costilo, no employee listed on Schedule 4.11 has made any threat, or otherwise revealed an intent, to cancel or otherwise terminate his relationship with Seller or the Business.

                      4.12 Employee Relations. There is not, nor, to the best knowledge of Seller and Costilo, is there now threatened, any strike, organized slowdown, picketing, organized work stoppage or labor trouble or other occurrence, event or condition of a similar character in which any of the employees of Seller are participating or, to the best knowledge of Seller and Costilo, have threatened to participate. To the best knowledge of Seller and Costilo, during the past five (5) years, there have been no union organizing efforts conducted with respect to any of the employees of Seller.

                      4.13 Suppliers and Customers, Etc. Schedule 4.13 sets forth a complete and orrect list of (a) the ten (10) largest suppliers and/or vendors of Seller (identified, in each case by the dollar amount of purchases from such party) and (b) all of the customers of Seller (identified, in each case, by the dollar amount of all purchase orders submitted by such party to Seller, in each case, for the seven-month period ended July 31, 1996 and the twelve-month period ended December 31, 1995. The Seller's relationships with such suppliers, vendors and customers are satisfactory and, except as set forth on Schedule 4.13, no such supplier, vendor or customer has canceled or otherwise terminated, or, to the best knowledge of Seller and Costilo, made any threat to cancel or, otherwise terminate, its relationship with Seller. Except as set forth on Schedule 4.13, no such supplier, vendor or customer has during such period decreased materially, or, to the best knowledge of Seller and Costilo, made any threat to decrease materially, its services or supplies to, or purchases from, Seller. Except as set forth on Schedule 4.13, during such period or thereafter, no breach or default or event of default occurred or was alleged to have occurred, and no event occurred which with notice or lapse of time or both would have constituted a breach or default or event of default, in connection with any contractual or other arrangements between Seller and any of its suppliers, vendors or customers.
Schedule 4.13 also sets forth a list of all license, royalty and other similar agreements to which Seller was a party that was terminated by Seller or the other party or parties thereunder during the past three (3) years.

                      4.14 Benefit Plans.

                                 (a) Neither  Seller nor any Affiliate of Seller
has maintained or maintains, contributes or is required to contribute to, any employee pension benefit plans (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")). Schedule 4.14 sets forth each employee welfare benefit plan (as defined in Section 3(1) of
ERISA), bonus, stock purchase, stock ownership, stock option, deferred compensation, incentive, severance, termination or other compensation plan or arrangement, fringe benefit plan or other benefit plan, agreement or arrangement presently maintained by, or contributed to by Seller or any Affiliate of Seller (each, a "Plan" and, collectively, the "Plans").

                                 (b)  Seller  and  each  of  the  Plans  are  in
compliance with the applicable provisions of ERISA and those provisions of the Code applicable to the Plans.

                                 (c) Except as set forth on Schedule  4.14,  all
premium payments or other contributions to, and payments from, the Plans which may have been required to be made in accordance with the Plans have been timely made. All such premiums or other contributions to the Plans, and all payments under the Plans, except those to be made by an insurer, for any period ending before the Closing Date that are not yet, but will be, required to be made are properly set forth on Schedule 4.14.

                                 (d) Except as set forth on Schedule  4.14,  all
reports, returns and similar documents with respect to the Plans required to be filed with any government agency or distributed to any Plan participant have been duly and timely filed or distributed.

                                 (e)  Seller  has  complied  with the notice and
continuation coverage requirements of Section 4980B of the Code and the regulations thereunder with respect to each Plan that is, or was during any taxable year of Seller for which the statute of limitations on the assessment of federal income taxes remains open, by consent or otherwise, a group health plan within the meaning of Section 4980B(g) of the Code.

                                 (f) At no time has (i) Seller or (ii) any other
employer that is, or, at any relevant time, was together with Seller, treated as a "single employer" under Section 414(b), 414(c) or 414(m) of the Code, incurred any liability which could subject Buyer or Seller to any liability under Section 4062, 4063 or 4064 of ERISA.

                                 (g) At no time has Seller or any  Affiliate  of
Seller contributed, or been required to contribute, to any "multiemployer pension plan" within the meaning of Section 3(37) of ERISA, and no liability is owing on account of any withdrawal therefrom.

                                 (h) Seller has not  incurred  or is  reasonably
likely to incur any liability with respect to any Plan, including, without limitation, any plan or arrangement that would be included within the definition of "Plan" hereunder but for the fact that such plan or arrangement was terminated before the date of this Agreement.

                                 (i) Neither  Seller nor any Affiliate of Seller
maintains or ever has maintained or contributes, ever has contributed, or ever has been required to contribute, to any Plan providing post-employment medical, health or life insurance or other welfare benefits for current or future retired or terminated employees, their spouses or their dependents, except as may be required by applicable Law.

                      4.15 Inventory. Seller maintains no inventory other than office supplies.

                      4.16 Insurance. Schedule 4.16 sets forth a brief description (showing the policy umber, name of carrier, coverage, deductible amounts, term, expiration date and annual premium) of all policies of fire, casualty, liability and other forms of insurance owned by or for the benefit of Seller and relating to the Business or the Assets, and all self-insurance programs maintained for the Business and the Assets. All such policies are in full force and effect, all premiums due thereon have been paid in full, and are adequate in amount, scope and coverage to protect Seller against any loss (less the deductible set forth on Schedule 4.16 with respect to such policy) in connection with the Business or of the Assets.

                      4.17  Environmental  Matters.   Except  as  set  forth  on
Schedule 4.17, neither Seller nor any other person for whose conduct Seller is or may be held responsible (a) has incurred any loss, expense, liability or responsibility for any Environmental Claim related in any way to the Business or any of the Assets, (b) has procured, stored, contained, manufactured, distributed, removed or disposed of any inventory or other Environmental Substance in violation of any applicable Environmental Law, (c) knows of any spill, leakage, emission, escape, discharge, dumping, leaching or other release or disposition into the environment of any Environmental Substance, or of any circumstance or condition that could lead thereto, related in any way to the Business or any of the Assets.

                      4.18 Capital and  Advertising  Expenditures.  Set forth on
Schedule 4.18 is a omplete and correct list of and amount spent in cash for each capital expenditure by Seller in excess of $1,000 individually or $2,500 in the aggregate for the period commencing on January 1, 1995 through the date hereof for equipment received during such period. Schedule 4.18 also sets forth the location of such equipment. Complete and correct copies of all Contracts relating to each such capital expenditure have previously been delivered to Buyer.

                      4.19 Brokers. Seller has not paid or become obligated to pay any fee or commission to any broker, finder, investment banker or other intermediary in connection with this Agreement or the transactions contemplated hereby other than to Jack Land and Larry Fox.

Since December 31, 1995, Seller has not incurred (whether by payment or accrual) any such fee or commission.

                      4.20 Litigation. Except as set forth on Schedule 4.20, there are no actions, suits, investigations or proceedings (whether or not purportedly on behalf of Seller) pending or, to the best knowledge of Seller and Costilo, threatened or contemplated, at law, in equity, in arbitration or by or before any other authority involving or affecting: (a) Seller, any part of the Assets or any of the Assumed Liabilities; or (b) any of the transactions contemplated by this Agreement and the Purchase Documents, nor, to the best knowledge of Seller and Costilo, is there any basis for the institution of any such action, suit, investigation or proceeding. Without limiting the generality of the preceding sentence, Schedule 4.20 sets forth a list and description (including the status) of each claim, action, suit, investigation and proceeding involving Seller and any employee of Seller. Seller is in compliance with each judgment, order, writ, injunction, decree or consent of any court or other judicial authority relating to, binding or affecting Seller, any part of the Business or the Assets, or any of the Assumed Liabilities, each of which is set forth an Schedule 4.20.

                      4.21 Arrangements with IBM. Schedule 4.21 hereto sets forth a complete and ccurate list of all agreements, contracts or commitments (whether oral or written) between International Business Machines Corporation ("IBM") and Seller (collectively, the "IBM Agreements"). Complete and accurate copies of all of the IBM Agreements have been delivered by Seller to Buyer.
Schedule 4.21 sets forth the amount and due date of each account receivable due Seller from IBM. Seller is not in default under any of the IBM Agreements, and there is no default or event known to Seller or Costilo that, with notice or lapse of time, or both, would constitute a default by any party to any of the IBM Agreements. Neither Seller nor Costilo has received notice from IBM that IBM intends to cancel or terminate any of the IBM Agreements, to exercise or not to exercise any options or rights under any of the IBM Agreements, or to not accept any of the products previously developed or to be developed in the future by Seller pursuant to the IBM Agreements, and there are no facts or circumstances of which Seller or Costilo has knowledge that could reasonably be expected to result in any such non-acceptance by IBM. No dispute exists between IBM and Seller under any of the IBM Agreements. Seller has not waived or failed to exercise any options or rights under any of the IBM Agreements. To the best knowledge of Seller and Costilo, there has not occurred any event, and Seller and Costilo are not aware of any facts or circumstances, with respect to the matters that are the subject of the IBM Agreements, that could have an adverse effect upon the Business as it is proposed to be conducted by Buyer following the Closing.

                      4.22 Bank Accounts; Powers of Attorney. Schedule 4.22 sets forth a complete nd correct list of the location of and the persons authorized to sign with respect to each of the bank accounts of Seller or which relate to any of the Assets or the Business. Schedule 4.22 also sets forth a complete and correct list of all powers of attorney, proxies and other like instruments to act on behalf of Seller or any other party in connection with the Business, any of the Assets or any of the Assumed Liabilities.

                      4.23 Capital Stock. The authorized capital stock of Seller consists of 10,000 shares of common stock, no par value per share, of which 9,500 shares are issued and outstanding and are owned beneficially and of record by the persons and in the respective amounts as set forth on Schedule 4.23 hereto. Seller has no other class of authorized capital stock.

                      4.24 Complete Business; Assets. Except for the Excluded Assets, the Assets and Assumed Contracts represent all of the Assets and contract rights used by Seller to conduct its business in the manner in which it has previously been conducted by it. Neither Seller, Costilo nor any of their respective Affiliates directly or indirectly presently conducts, or has previously conducted, any operations relating to the Business other than by or through Seller. Except for the Intellectual Property owned by Costilo and being sold, assigned and transferred to Buyer hereunder as part of the Assets, none of the business conducted by Seller utilizes any Assets or rights of any person or entity other than those included in the Assets and the Assumed Contracts.

                      4.25 Taxes. Except as set forth on Schedule 4.25, Seller has filed all tax returns required to be filed by Seller on or before the date hereof and has duly and timely paid all taxes (including any interest and penalties) due and payable in respect of all periods up to and including the date hereof. Except as set forth on Schedule 4.25, Seller has duly and timely withheld or collected, paid over and reported all taxes required to be withheld or collected by Seller on or before the date hereof.

                      4.26 No Misrepresentation by Seller or Costilo; Disclosure. No representation or warranty of Seller or Costilo made or contained in this Agreement or any other Purchase Document, and no report, statement, certificate, schedule or other document or information furnished or to be furnished by or on behalf of Seller or Costilo in connection with the transactions contemplated by this Agreement and the other Purchase Documents, contains or will contain a misstatement of a material fact or omits or will omit to state a material fact required to be stated therein in order to make it, in the light of the circumstances under which made, not misleading. In addition, the parties acknowledge that Seller and Costilo make no representation or warranty herein as to the marketability of any of Seller's products.


           V.         REPRESENTATIONS AND WARRANTIES OF BUYER

           To induce Seller to enter into this Agreement and the other documents and instruments contemplated hereby, Buyer represents and warrants to Seller as follows:

                      5.1 Organization; Standing; Authority. Buyer hereby is a corporation presently subsisting under the laws of the Commonwealth of
Pennsylvania and has full power and authority to carry on its business as now conducted. Buyer has full corporate power and authority to enter into this Agreement and the other Purchase Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

                      5.2 Authorization; Conflicts. The execution and delivery of this Agreement and the Purchase Documents by Buyer, the performance by Buyer of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby (a) have been duly authorized by all necessary corporate action, (b) will not conflict with, or result in a violation of or a default under (i) the certificate of incorporation or by-laws of Buyer or (ii) any contract, mortgage, indenture, lease, agreement, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer. This Agreement constitutes, and each other Purchase Document to which Buyer is a party will, when executed, constitute, a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

                      5.3 Consents. Except as set forth on Schedule 5.3, no consent, license, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other person is required as a condition to or otherwise in connection with the execution, delivery and performance of the Agreement, the other Purchase Documents or the transactions contemplated hereby and thereby or the legality, validity, binding effect or enforceability hereof or thereof.

                      5.4 No Misrepresentation. No representation or warranty of Buyer made or contained in this Agreement or any other Purchase Document, and no report, statement, certificate, schedule or other document furnished or to be furnished by or on behalf of Buyer in connection with the transactions contemplated by this Agreement and the other Purchase Documents contains or will contain a misstatement of a material fact or omits or will omit to state a material fact required to be stated therein in order to make the statement contained therein, in light of the circumstances under which it is made, not misleading.


           VI.        CERTAIN AGREEMENTS OF SELLER, COSTILO AND BUYER

                      6.1  Expenses  of Sale.  Except as  expressly  provided in
Section 1.3(b) and as set forth below in this Section 6.1, Seller and Buyer shall each bear their own direct and indirect expenses incurred in connection with the negotiation and preparation of this Agreement, the other Purchase Documents and the consummation and performance of the transactions contemplated hereby and thereby. Any excise, sales, use, gross receipts or similar taxes (but not including the real estate taxes referred to in the next succeeding sentence of this Section 6.1), whether imposed on Buyer or Seller, arising solely out of the transfer of the Assets shall be paid by Seller (and any refund of such taxes shall likewise be paid to, and shall be deemed to be the property of Seller). Any real estate transfer or similar taxes with respect to the transfer of the real property and leasehold interests constituting part of the Assets and any taxes based on income recognized or realized by Seller as a result of the transfer and sale of any or all of the Assets shall be paid by Seller (and any refund of such taxes shall be paid to, and shall be deemed to be the property of, Seller). Buyer and Seller will cooperate with one another in filing any required tax returns and in seeking any applicable exemption from the payment of any excise, sales, use, gross receipts or similar tax with respect to the transfer of the Assets hereunder.

                      6.2 Publicity. Seller and Costilo agree that they shall not issue any publicity, release or announcement concerning the transactions contemplated hereby. Buyer and each of its Affiliates shall have the right to issue any publicity, releases or announcements that are required by law or that any such party, in its reasonable discretion, deems appropriate. Buyer shall provide to Seller a copy of each such publicity, release and/or announcement promptly after its issuance.

                      6.3 Post-Closing Access. After the Closing, Seller shall give, or cause to be given, to the officers, employees, attorneys, accountants and other authorized representatives of Buyer (collectively, "Buyer's Representatives"), reasonable access during normal business hours to all of the tax and other records (including, without limitation, the right to make copies and take extracts therefrom), plants, properties and personnel of Seller as Buyer may from time to time reasonably request, in connection with Buyer's conduct of its business, including, without limitation, its preparation of financial statements and filing of required tax returns and reports and filings by Buyer, Global or any of their respective Affiliates with the Securities and Exchange Commission or any securities exchange or in connection with any of the transactions contemplated by this Agreement or any of the other Purchase Documents. Seller and Seller's Representatives shall furnish or cause to be furnished such information and cooperation as may be reasonably requested by Buyer in connection with the foregoing. Seller shall also cause to promptly be prepared and promptly provide to Buyer, at Seller's expense, any financial statements concerning Seller and its business as Buyer, Global or any of their respective Affiliates may from time to time request in connection with any filings required to be made by Buyer, Global or any of their respective Affiliates with the Securities and Exchange Commission or any securities exchange.

                      6.4 Non-Competition, Non-Solicitation and Non-Disclosure.

                                 (a) Seller  covenants  and agrees  that,  for a
period of five (5) years following the Closing Date, it will not, directly or indirectly, alone or as a partner, joint venturer, officer, director, employee, lender, consultant, agent, independent contractor, stockholder or otherwise, or knowingly permit any company or business organization directly or indirectly controlled by Seller or any of its Affiliates to, engage in the Business or any other business that is competitive with the business conducted by Buyer. The passive ownership by Seller of not more than one percent (1%) of the shares of stock of any corporation having a class of equity securities actively traded on a national securities exchange or in the over-the-counter market shall not be deemed, in and of itself, to violate the prohibitions of this paragraph. In addition, Seller is contemporaneously herewith delivering to Buyer non-disclosure agreements (the "Non-Disclosure Agreements") in favor of Buyer from each of Seller's employees, other than Alex Spektor and Ori Pessach, the form of which is annexed hereto as Exhibit A. Seller and Costilo each covenants and agrees to use its best efforts to deliver to Buyer Non-Disclosure Agreements executed by each of Alex Spektor and Ori Pessach within thirty (30) days following the Closing.

                                 (b) Seller  covenants  and agrees  that,  for a
period of five (5) years following the Closing Date, it will not, directly or indirectly, employ, hire, engage or be associated with, or attempt to employ, hire, engage or be associated with, or knowingly permit any company or business organization directly or indirectly controlled by Seller or any of its Affiliates to employ, hire, engage or be associated with, or attempt to employ, hire, engage or be associated with, any person who was employed by Seller during the six (6) months prior to the Closing Date or is employed by Buyer at any time after the Closing Date.

                                 (c) Seller  covenants  and agrees  that it will
not, at any time following the Closing Date, disclose, directly or indirectly, or make available to any person, or in any manner use for its own benefit, any confidential information or trade secrets relating to Seller, Buyer or the Business, or any information concerning Seller's or Buyer's financial condition, prospects, customers, licensees, suppliers, sources of leads and methods of developing products, obtaining new business, manufacturing and distribution methods or any other methods of doing and operating the Business, except to the extent that such information is a matter of public knowledge or is required to be disclosed by law (in which case prior to such disclosure the disclosing party shall promptly provide prior written notice of such required disclosure to Buyer in order to afford Buyer the opportunity to seek an appropriate protective order preventing such disclosure).

                                 (d)  Seller  acknowledges  and  agrees  that  a
breach by it of any of the provisions of this Section 6.4 will cause irreparable harm and damage to Buyer and that, in the event of such breach, Buyer shall have, in addition to any and all remedies at law, the right to an injunction, specific performance or other equitable relief to prevent the violation of the obligations of Seller hereunder, without the necessity of proving such irreparable harm or damage or the inadequacy of remedies at law and without the necessity of posting any bond.

                                 (e) Seller  acknowledges  and agrees  that each
provision of this Section 6.4 shall be treated as a separate and independent clause, and the unenforceability by any one clause shall in no way impair the enforceability of any of the other clauses herein. Furthermore, if one or more of the provisions contained in this Section 6.4 shall for any reason be held to be excessively broad as to geographical scope, duration, activity or otherwise so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limiting and reducing it or them, as the case may be, so as to be enforceable to the maximum extent compatible with the applicable Law as it shall then appear.

           VII.       CERTAIN EMPLOYEE MATTERS

                      7.1 Employment of Costilo. Contemporaneously herewith, Buyer and Costilo are entering into an Employment Agreement, the form of which is annexed hereto as Exhibit B (the "Employment Agreement"), pursuant to which Costilo will be employed by Buyer following the Closing.

                      7.2 Severance Obligations. Seller shall terminate all of its employees contemporaneous with the Closing. Seller shall be responsible for and has fully paid, prior to the Closing, all Termination Amounts, including, without limitation, all Severance Payments, if any, that shall have been payable to all of Seller's past and present employees.


           VIII.      CLOSING DELIVERIES

                      8.1 Deliveries of Seller. Contemporaneously herewith or prior hereto, Seller is delivering or has previously delivered to Buyer each of the following documents:

                                 (a)  Opinion of  Counsel.  An opinion of HKG&V,
counsel to Seller and Costilo, dated as of the Closing Date, in form and substance satisfactory to Buyer.

                                 (b)   Employment   Agreement.   The  Employment
Agreement, executed by Costilo.

                                 (c)     Non-Disclosure      Agreements.     The
Non-Disclosure Agreements, executed by each of Seller's employees, other than Costilo, Alex Spektor and Ori Pessach.

                                 (d) Certificate of Secretary.  A certificate of
the Secretary of Seller setting forth (i) a copy of the resolutions adopted by its Board of Directors and shareholders approving the execution and delivery of this Agreement and each of the other Purchase Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, (ii) Seller's certificate of incorporation, as amended to date, (iii) Seller's by-laws, as amended to date, and (iv) the incumbency of Seller's officers and including such officers' signatures.

                                 (e) Corporate Records and Financial Statements.
Such books, records and financial statements of Seller as has been reasonably requested by Buyer, including, without limitation, the financial statements described in Section 4.4(a).

                                 (f)    Instruments    of   Transfer.    General
assignments, bills of sale, consents and other instruments of transfer, in form and substance satisfactory to Buyer, to vest in Buyer good and marketable right, title and interest in the Assets, free and clear of all Liens.

                                 (g)  Name  Change.  An  amendment  to  Seller's
Certificate of Incorporation, changing Seller's name to a name not including the words "Pro Notes" or any derivation thereof, and any other documents and instruments necessary to effectuate the foregoing.

                                 (h)  Consents.  Copies  of  consents  from each
party listed on Schedule 4.3 hereto.

                                 (i)  Releases.  A general  release  in favor of
Buyer and Global from each shareholder of Seller and from CaddTech Productivity, Inc., a creditor of Seller.

                                 (j)  Disbursement   Instructions.   Irrevocable
written instructions to HKG&V with respect to the disbursement by HKG&V, following the Closing, of the cash portion of the Purchase Price being delivered to HKG&V contemporaneously herewith pursuant to Section 2.2(a) hereof.

                      8.2 Deliveries of Buyer. Contemporaneously herewith or prior hereto, Buyer is delivering or has previously delivered to Seller each of the following documents:

                                 (a)   Employment   Agreement.   The  Employment
Agreement, executed by Buyer.

                                 (b) Certificate of Secretary.  A certificate of
the Secretary of Buyer setting forth (i) a copy of the resolutions adopted by its Board of Directors and shareholders approving the execution and delivery of this Agreement and each of the other Purchase Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, (ii) Buyer's certificate of incorporation, as amended to date, (iii) Buyer's by-laws, as amended to date, and (iv) the incumbency of Buyer's officers and including such officers' signatures.

                                 (c) Instruments of Assumption.  Assumptions and
other similar instruments of assignment, in form and substance satisfactory to Seller, to evidence Buyer's assumption of the Assumed Liabilities.


           IX.        SURVIVAL AND INDEMNIFICATION

                      9.1 Survival of Representations and Warranties. Notwithstanding any right of Buyer fully to investigate the affairs of Seller or any other party and notwithstanding any knowledge of the facts determined or determinable by Buyer pursuant to such investigation or right of investigation, Buyer has the right to rely fully upon the representations, warranties, covenants and agreements of Seller and Costilo contained in this Agreement and the other Purchase Documents. All such representations, warranties, covenants and agreements of Seller,

Costilo and Buyer made in this Agreement and the other Purchase Documents or in any certificate delivered pursuant hereto shall survive the execution and delivery hereof and the Closing.

                      9.2 Indemnification by Seller and Costilo. Seller and Costilo, jointly and severally, agree to indemnify, defend and hold Buyer and its Affiliates harmless from and against any and all losses, diminution of value, claims, demands, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) of every kind, nature and description (collectively, "Claims") based upon, arising out of or otherwise in respect of (a) any inaccuracy in or any breach of any representation, warranty, covenant or agreement of Seller or Costilo contained in this Agreement or in any other Purchase Document, and (b) the Excluded Liabilities (including, without limitation, Claims based upon, arising out of or otherwise relating to
(i) workmen's compensation, disability, discrimination, wage and hour and other matters in respect of past or present employees of Seller and (ii) the operation of the Business in respect of all periods on or prior to the Closing Date).

                      9.3 Indemnification by Buyer. Buyer agrees to indemnify, defend and hold Seller and its Affiliates harmless from and against any and all Claims based upon, arising out of or otherwise in respect of (a) any inaccuracy in or any breach of any representation, warranty, covenant or agreement of Buyer contained in this Agreement or in any other Purchase Document, and (b) any failure to pay or fulfill any and all Assumed Liabilities in accordance with the terms of this Agreement.

                      9.4 Notice and Defense of Third Party Claims. If any claim, action, suit, investigation or proceeding shall be brought or asserted under Section 9.2 or 9.3 against Buyer or any of its Affiliates or Seller or any of its Affiliates, respectively (each an "Indemnified Person"), in respect of which indemnity may be sought under either such Section from the relevant indemnifying person (the "Indemnifying Person"), the Indemnified Person shall give prompt written notice of such action, suit, investigation or proceeding to the Indemnifying Person, who shall assume the defense thereof (including the employment of counsel reasonably satisfactory to the Indemnified Person) and the payment of all expenses related thereto; provided, however, that any delay or failure to so notify the Indemnifying Person shall relieve the Indemnifying Person of its obligations hereunder only to the extent, if at all, that the Indemnifying Person is materially prejudiced by reason of such delay or failure. The Indemnified Person shall have the right to employ separate counsel in any such action, suit, investigation or proceeding and to participate in the defense thereof, but the fees and disbursements of such separate counsel shall be borne by the Indemnified Person unless both the Indemnified Person and the
Indemnifying Person are named as parties and the Indemnified Person shall in good faith determine that representation by the same counsel is inappropriate (in which later case the fees and disbursements of such separate counsel shall be at the expense of the Indemnifying Person). In the event that the Indemnifying Person, within ten (10) days after notice of any such action, suit, investigation or proceeding, fails to assume the defense thereof, the Indemnified Person shall have the right to undertake the defense, compromise or settlement of such action, suit, investigation or proceeding for the account of the Indemnifying Person, and all costs, fees and expenses thereof shall be deemed Claims for which the Indemnifying Person shall be responsible. Anything in this Section to the contrary notwithstanding, the Indemnifying Person shall not, without the Indemnified Person's prior written consent, settle or compromise any action, suit, investigation or proceeding or consent to the entry of any judgment or order thereunder.

                      9.5 Right of Offset; Claims. Buyer shall have the right to give notice of any and all Claims under this Agreement or any other Purchase Document and to be reimbursed for the amount of any and all such Claims by offsetting such amounts against any amounts payable by Buyer to Seller or Costilo pursuant to this Agreement or any of the other Purchase Documents, including, without limitation, any Earn-Out Payments to which Seller may hereafter become entitled. Neither the giving of nor failure to give any such notice of a Claim under this Agreement or any other Purchase Document nor the offsetting of any amounts nor failure to offset any amounts in respect of any Claim by Buyer, shall constitute an election of remedies nor limit Buyer in any manner in the enforcement of any other remedies that may be available to it.


           X.         MISCELLANEOUS

                      10.1 Certain Definitions. As used in this Agreement, the following terms have the following meanings:

                                 (a)  "Affiliate"  with respect to any person or
entity, means and includes any person or entity directly, or through one or more intermediaries, controlling, controlled by or under common control with such person or entity; "control" means the possession, directly or indirectly, of the power, by share ownership, contract or otherwise, to direct the management and policies of a person or entity.

                                 (b)  "Environmental   Claim"  means  any  claim
alleging (i) any responsibility, liability or unlawful act or omission under any Environmental Law (ii) any tortious act or omission or breach of contract pertaining to any Environmental Substance, or (iii) any other violation or claim under any Environmental Law or in respect of any Environmental Substance.

                                 (c)  "Environmental  Law" means any  applicable
Law pertaining to (i) any emission, discharge, release, runoff, disposal or presence in the environment of any Environmental Substance, (ii) any cleanup, containment, manufacturing, treatment, handling, transportation, storage or sale of or other activity pertaining to any Environmental Substance, or (iii) any other peril to public or occupational health or safety or to the Environment that may be posed by an Environmental Substance.

                                 (d)  "Environmental  Substance" means any toxic
substance, hazardous material, contaminant, waste, pollutant or other similar product or substance that may be, or pose, a threat to public or occupational health or safety or to the environment.

                                 (e) "Lien" means and includes any lien, pledge,
negative pledge, mortgage, security interest, claim, lease, charge, option, restriction on use, right of first refusal, or other encumbrance of any kind or nature whatsoever, and shall include, without limitation, with respect to real property, any easement, restrictive covenant, encroachment or other defect.

                                 (f)  "Permitted   Lien"  means  (i)  carriers',
warehousemen's, mechanics', or other like Liens arising in the ordinary course of business for sums not due and payable, (ii) with respect to real property, easements, rights-of-way, restrictive covenants, encroachments, zoning and other governmental ordinances and other like encumbrances incurred in the ordinary course of business, none of which are substantial in amount or materially detract from the value of such property or impair the present or anticipated future use of such property, and (iii) Liens on real property for taxes not yet due and payable or which are being contested in good faith by appropriate proceedings.

                                 (g)  "Products"   means  any  computer  related
products designed, developed or manufactured by Buyer, including, without limitation, any software products which comprise, contain or are derived from, Seller's proprietary software existing or in the process of design or development by Seller on the date hereof.

                      10.2 Notices. Any notice, request, demand or other communication permitted or required to be given hereunder shall be in writing, shall be sent by one of the following means to the addressee and shall be deemed conclusively to have been given: (a) on the first business day following the day timely deposited with Federal Express (or other equivalent national overnight carrier) or United States Express Mail, with the cost of delivery prepaid; (b) on the fifth business day following the day duly sent by certified or registered United States mail, postage prepaid and return receipt requested; or (c) when otherwise actually delivered to the addressee, at the following addresses:

                           (i)        if to Seller or Costilo:

                                      c/o Alan Costilo, D.C.
                                      1544 Magee Avenue
                                      Philadelphia, Pennsylvania 19149

                                      with a copy to:

                                      Heller, Kapustin Gershman & Vogel
                                      486 Norristown Road
                                      Suite 230
                                      Blue Bell, Pennsylvania 19422
                                      Attention: Warren Vogel, Esq.

                           (ii)       if to Buyer:

                                      ProNotes Acquisition Corp.
                                      c/o Global Intellicom, Inc.
                                      747 Third Avenue
                                      New York, New York 10017
                                      Attention: Johan de Muinck Keizer, Esq.,
                                                 General Counsel

                                      with a copy to:

                                      Parker Chapin Flattau & Klimpl, LLP
                                      1211 Avenue of the Americas
                                      New York, New York 10036
                                      Attention: Charles P. Greenman, Esq.

Any party may, by notice given in accordance with this Section 10.2 to the other party, designate another address or person for receipt of notices hereunder. Copies may be sent by regular first-class mail, postage prepaid, to such person(s) as a party may direct from time to time by notice to the others, but failure or delay in sending copies shall not affect the validity of any such notice, request, demand or other communication so given to a party.

                      10.3 Brokers. Seller and Costilo, jointly and severally, agree that, except as expressly provided in Section 1.3(b) hereof, they shall
(a) solely be responsible for and shall pay the fees, commissions and expenses of each broker, finder, investment banker and other intermediary in connection with this Agreement and the transactions contemplated hereby, including, without limitation, the fees, commissions and expenses of Jack Land and Larry Fox and their respective Affiliates, and (b) indemnify Buyer and its Affiliates in accordance with Article IX hereof with respect to all such fees, commissions and expenses.

                      10.4  Entire  Agreement.  This  Agreement  (including  the
Schedules and Exhibits annexed hereto or referred to herein) and the other Purchase Documents executed in connection with the consummation of the transactions contemplated hereby contain the entire agreement between the parties with respect to the transfer of the Assets to Buyer and the assumption by Buyer of the Assumed Liabilities and supersedes all prior agreements, written or oral, with respect thereto. 10.5 Waivers and Amendments; Preservation of Remedies. This Agreement and the other Purchase Documents may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by all parties to this Agreement or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, or any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are



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cumulative  and shall not  preclude  any party  from  seeking  any other  remedy available, whether pursuant to applicable law or otherwise.

                      10.6 No Third-Party Beneficiaries. Except as expressly contemplated hereby, this Agreement and the other Purchase Documents are intended for the exclusive benefit of the parties hereto and shall not be enforceable by an other person or entity.

                      10.7 Governing Law. This Agreement and the other Purchase Documents shall be governed by, and construed and enforced in accordance, with the laws of the State of New York, without regard to principles of conflicts or choice of law (or any other law that would make the laws of any state other than the State of New York applicable hereto).

                      10.8 Bulk Transfer Laws. Buyer and Seller hereby waive compliance with all applicable bulk sales and similar laws. Seller and Costilo, jointly and severally, agree to bear all costs and expenses associated with any and all claims, losses, liabilities, costs and expenses that Seller or Buyer may incur as a consequence of any bulk transfer laws, including the waiver of compliance therewith.

                      10.9 Binding Effect; Assignment; Parties in Interest.

                                 (a)  Neither  this  Agreement  nor  any  of the
rights, interests or obligations hereunder shall be assignable by any of the parties hereto without the prior written consent of the other party, except that the rights of Buyer hereunder may be assigned, without the consent of the other parties hereto, to any corporation all of the outstanding capital stock of which is owned or controlled, directly or indirectly, by Global; provided that (i) the assignee shall assume in writing all of Buyer's obligations hereunder, and (ii) Buyer shall not be released from any of its obligations hereunder by reason of such assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns. Nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement.

                                 (b)   Notwithstanding   the  foregoing,   Buyer
(including each subsequent assignee of Buyer) shall have the right to assign any or all of their rights and obligations hereunder to any other person who acquires all or substantially all of the assets and business of Buyer (or a subsequent assignee of Buyer); provided that the assignor shall not be released from any of its obligations hereunder by reason of any such assignment.

                                 (c)   Notwithstanding  any  provision  of  this
Agreement to the contrary, Seller and Costilo each hereby acknowledges and agrees that all of the covenants, representations, warranties and indemnities of Seller and Costilo under this Agreement, and under any other Purchase Document, may be collaterally assigned to any and all lenders to Buyer or Global or any of their respective affiliates, any and all of whom may enforce their rights and remedies in connection with any such collateral assignment or realization thereon to the extent provided in the applicable security agreements and other debt instruments or at law or in equity.

                      10.10 Counterparts. This Agreement and the other Purchase Documents may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

                      10.11 Further Assurances. Seller and Costilo shall, at the request of Buyer, at any time and from time to time following the Closing, promptly execute and deliver, or cause to be executed and delivered, to Buyer all such further documents and instruments and take all such further action as may be reasonably necessary or appropriate to more effectively transfer to Buyer, or to perfect or record Buyer's title to or interest in, or to enable Buyer to use, the Assets and the Business or otherwise to confirm or carry out the provisions and intent of this Agreement and the other Purchase Documents. Furthermore, Seller and Costilo shall use their best efforts to promptly obtain any and all consents, approvals and waivers necessary to permit the assignment to, and assumption by, Buyer of all of the Assumed Contracts with respect to which a third-party consent, approval or waiver is required and has not been obtained prior to the Closing.

                      10.12 Schedules. All Schedules referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

                      10.13 Captions. All section titles or captions contained in this Agreement or in any Schedule annexed hereto or referred to herein, and the table of contents to this Agreement, are for convenience only, shall not be deemed a part of this Agreement and shall not affect the meaning or interpretation of this Agreement.

                      10.14 Guarantee. Global, as the direct or indirect owner of all of the issued and outstanding shares of capital stock of Buyer, does hereby guarantee to Seller the payment and performance by Buyer of its obligation to pay to Seller the Earn-Out Deficiency Amount in accordance with the provisions of Section 2.2(d) hereof and that such guarantee shall constitute a guarantee of payment and not a guarantee of collection; provided, that Global shall be entitled to assert, and Global's liabilities and obligations hereunder shall be subject to, all of Buyer's defenses and other rights under this Agreement, the other Purchase Documents (as defined in the Agreement) and applicable law and all defenses, counterclaims and discharges, whether legal or equitable, of a surety or guarantor under applicable law.





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


           IN WITNESS WHEREOF, the parties have executed this Agreement or caused this Agreement to be executed by their respective duly authorized officers on the date first written above.

PRO NOTES, INC.



By:___________________________________
      Name:
      Title:



______________________________________
               ALAN COSTILO


PRONOTES ACQUISITION CORP.



By:___________________________________
      Name:
      Title:


ACCEPTED AND AGREED TO, solely with respect to Section 10.14 hereof (and Sections 10.2, 10.4 through 10.7, 10.9 through 10.11 and 10.13 as they relate to such Section):

GLOBAL INTELLICOM, INC.



By:___________________________________
      Name:
      Title:




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